Ex 4.3
VUZIX CORPORATION
- and -
COMPUTERSHARE TRUST COMPANY OF CANADA

WARRANT INDENTURE
Providing for the Issue
of ● Unit Warrants and
● Compensation Unit Warrants of Vuzix Corporation

●, 2009

     THIS WARRANT INDENTURE is made as of the ● day of ●, 2009.

BETWEEN:	VUZIX CORPORATION, a corporation existing under the laws of the State of Delaware and having its head office in the City of Rochester, New York

(the “Corporation”)

- and -

AND:	COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada and having a place of business in the City of Toronto, Ontario

(the “Warrant Agent”)
     WHEREAS Canaccord Capital Corporation, Bolder Investment Partners, Ltd. and Canaccord Adams Inc. (collectively, the “Agents”) are acting as agents in connection with the issuance and sale by the Corporation (the “Offering”) of up to ● units of the Corporation (individually a “Unit” and collectively, the “Units”);
     AND WHEREAS each Unit, issuable at a price of CDN$● per Unit, consists of one (1) Common Share (as hereinafter defined) and one half (1/2) of one (1) Common Share purchase warrant (a “Unit Warrant”);
     AND WHEREAS the Agents shall be issued that number of compensation options (the “Compensation Options”) equal to 12.5% of the number of Units sold pursuant to the Offering;
     AND WHEREAS each Compensation Option shall entitle the holder thereof to acquire one (1) Unit (a “Compensation Unit”) at a price of CDN$● per Compensation Unit at any time prior to 5:00 pm (Toronto time) on the date that is one (1) year following the Closing Date (as hereinafter defined);
     AND WHEREAS each Compensation Unit shall consist of one Common Share and one half (1/2) of one (1) Common Share purchase warrant (a “Compensation Unit Warrant”);
     AND WHEREAS each Warrant shall entitle the holder thereof to purchase one (1) Common Share at a price of CDN$● [NTD: 150% of price of Units] per share at any time prior to the Warrant Expiry Time (as hereinafter defined) subject to adjustment in the circumstances herein provided;
     AND WHEREAS up to an aggregate of ● Unit Warrants will be issued in connection with the Offering and up to ● Compensation Unit Warrants, entitling the holders thereof to purchase, in the aggregate, up to ● Common Shares, subject to adjustment in the circumstances herein provided;
     AND WHEREAS the Corporation is duly authorized to create and issue the Unit Warrants and the Compensation Unit Warrants to be issued as herein provided;
     AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Warrant Agent; and
     AND WHEREAS the Warrant Agent has agreed to enter into this Indenture and to hold all rights, interests and benefits contained herein for and on behalf of the Persons who become Warrantholders (as hereinafter defined);

     NOW THEREFORE THIS INDENTURE WITNESSETH that for good and valuable consideration mutually given and received, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed and declared as follows:
ARTICLE ONE — INTERPRETATION
1.01	Definitions
     In addition to the terms defined in the above recitals or elsewhere in this Indenture, unless there is something in the subject matter or context inconsistent therewith, the following phrases and words used in this Indenture and the Warrant Certificate shall have the respective meanings indicated below:
“Applicable Legislation” means the provisions of the statutes of the Canada and its provinces and the regulations under those statutes, if any, relating to trust indentures or the rights, duties or obligations of corporations and warrant agents under trust indentures as are from time to time in force and applicable to this Indenture;
“Auditors” of the Corporation means the independent registered public accounting firm duly appointed as auditor or auditors of the Corporation for the time being;
“Business Days” means a day that is not a Saturday, Sunday, other statutory holiday in Toronto, Ontario, Rochester, New York or a day on which the Warrant Agent is not open for business;
“Closing Date” means ●, 2009;
“Common Shares” means the shares of common stock in the capital of the Corporation, US$0.001 par value, as constituted on the date hereof, provided that in the event of any adjustment pursuant to Article Three, Common Shares will thereafter mean the common shares or other securities or property resulting from such adjustment;
“Convertible Security” means a security of the Corporation (other than the Warrants), convertible into or exercisable or exchangeable for or otherwise carrying the right to acquire Common Shares;
“Corporation” means Vuzix Corporation, a corporation incorporated under the laws of Delaware;
“Counsel” means a barrister, solicitor or lawyer or firm of barristers, solicitors or lawyers (who may be counsel to the Corporation) acceptable to the Warrant Agent;
“Current Market Price” of the Common Shares at any date means the price per Common Share equal to the weighted average price at which the Common Shares have traded on the TSX-V, or, if the Common Shares are not then listed on the TSX-V, on any stock exchange as may be selected by the Directors for such purpose or, if the Common Shares are not then listed on any stock exchange, in the over-the-counter market, during the period of twenty (20) consecutive trading days ending not more than five (5) Business Days before such date; provided that the weighted average price shall be determined by dividing the aggregate sale price of all such Common Shares sold on the said exchange or market, as the case may be, during the said twenty (20) consecutive trading days by the total number of such Common Shares so sold; and provided further that if the Common Shares are not then listed on one of the said exchanges or traded in the over-the-counter market, then the Current Market Price shall be determined by the Directors, acting reasonably;

“Directors” means the board of directors of the Corporation as constituted as of the applicable date and reference without more to “action by the Directors” shall mean action by the Directors as a board or by any authorized committee thereof;
“Dividends in the Ordinary Course” means such dividends whether (payable in cash or securities, property or assets of equivalent value) paid on the Common Shares in any fiscal year of the Corporation to the extent that such dividends in the aggregate do not exceed in amount or value the greater of:
(a)	10% of the aggregate amount or value of the dividends paid by the Corporation on its Common Shares in the 12 consecutive months ended immediately prior to the first day of such fiscal year;

(b)	25% of the consolidated net earnings of the Corporation before extraordinary items and after dividends paid on any and all other shares of the Corporation for the period of 12 consecutive months ended immediately prior to the first day of such fiscal year (such consolidated net earnings to be shown in the audited financial statements of the Corporation for such 12 month period, or if there are no audited financial statements in respect of such period, computed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the most recently completed audited consolidated financial statements of the Corporation); and

(c)	10% of the Shareholder’s Equity,
“Exercise Price” means CDN$● [NTD: 150% of price of Units] in lawful money of Canada per Warrant, subject to adjustment in accordance with the terms of this Indenture;
“Extraordinary Resolution” means an Extraordinary Resolution of Warrantholders as defined in section 5.11 and includes a written instrument signed by Warrantholders pursuant to the provisions of section 5.11;
“Person” means an individual, a corporation, a partnership, a government or any department or agency thereof, a joint venture, a trust, an estate, an unincorporated organization and the heirs, executors, administrators or other legal representatives of an individual; and pronouns and other words importing Persons have a similarly extended meaning;
“Price Adjustment Factor”, at any time, means that number, as may be adjusted by Article Three hereof, which when multiplied by the Exercise Price gives the Subscription Price, and that number, as at the date hereof, is equal to one;
Registration Statement” means the Corporation’s registration statement on Form S-1 (SEC File No.: 333-160417) filed with the SEC under the U.S. Securities Act, registering the Common Shares issuable upon exercise of the Unit Warrants;
“Regulation D” means Regulation D under the U.S. Securities Act;
“Regulation S” means Regulation S under the U.S. Securities Act;
“SEC” means the United States Securities and Exchange Commission;

“Shareholder’s Equity” means the stockholders equity reported on the audited financial statements of the Corporation for the most recently ended fiscal year;
“Subscription Price” at any time means the subscription price payable for one Common Share upon the exercise at that time of any Warrant and calculated as the price that is the product of the Exercise Price and the Price Adjustment Factor as at that time;
“This Indenture”, “hereto”, “herein”, “hereby”, “hereunder”, “hereof” and similar expressions refer to this instrument and not to any particular Article, section, paragraph, clause, subdivision or other portion hereof, and include any and every instrument supplemental or ancillary hereto or in implementation hereof;
“Time of Exercise” means the time that surrender of the Warrant Certificate, the completion of the Warrant exercise form and payment of the Subscription Price is effected by a Warrantholder according to the provisions of section 3.03 hereof;
“Transfer Agent” means the transfer agent for the time being of the Common Shares;
“TSX-V” means the TSX Venture Exchange;
“United States” means the United States as that term is defined in Rule 902(l) of Regulation S;
“U.S. Person” means a U.S. Person as that term is defined in Rule 902(k) Regulation S;
“U.S. Securities Act” means the United States Securities Act of 1933, as amended;
“U.S. Prospectus” means a prospectus meeting the requirements of Section 10(a) of the U.S. Securities Act;
“U.S. Purchaser” means (i) a person in the United States, (ii) a U.S. Person or person purchasing on behalf, or for the benefit or account, of any U.S. Person or person in the United States, (iii) a person who was in the United States at the time the order was made to exercise Warrants or (iv) a person who executed or delivered a Warrant Exercise Form while in the United States;
“Voting Shares” means shares of any class of a corporation carrying voting rights under all circumstances for the election of the directors of the corporation but not including shares carrying voting rights only by reason of the happening of a contingency, whether or not such contingency shall have happened;
“Warrant” means a Unit Warrant or a Compensation Unit Warrant issued and certified hereunder and for the time being outstanding entitling the holder thereof at any time prior to the Warrant Expiry Time to purchase one Common Share upon payment of the Subscription Price therefor;
“Warrant Agent” means Computershare Trust Company of Canada or its successor or successors or permitted assigns for the time being the duties and obligations hereby created;
“Warrant Certificate” means a certificate substantially in the form specified in Schedule 1 hereto, or such other form as may be approved by the Corporation, the Agents and the Warrant Agent;
“Warrant Exercise Certification” means the warrant exercise certification attached hereto as Schedule 2;

“Warrant Exercise Form” means the warrant exercise form attached to the Warrant Certificates;
“Warrant Expiry Time” means 5:00 p.m. (Toronto time) on ●, 2012;
“Warrantholder”, “holder” or “holder of Warrants” means with respect to the Warrants, a Person entered on a register to be maintained under section 2.10 as the registered holder of a Warrant for the time being;
“Warrantholders’ Request” means an instrument signed in one or more counterparts by Warrantholders holding in the aggregate not less than 25% of the then outstanding Warrants which requests the Warrant Agent to take some action or proceeding specified therein; and
“Written order of the Corporation”, “written request of the Corporation”, “written consent of the Corporation”, “certificate of the Corporation” and any other document required to be signed by the Corporation, mean, respectively, a written order, request, consent and certificate or other document signed in the name of the Corporation by any officer of the Corporation, and may consist of one or more instruments so executed.
1.02	Meaning of “outstanding” for Certain Purposes
Every Warrant Certificate certified and delivered by the Warrant Agent hereunder shall be deemed to be outstanding until the Warrant Expiry Time, or until it shall be surrendered to the Warrant Agent upon the exercise thereof pursuant to Article Three, provided however that:
(a)	a Warrant which has been partially exercised shall be deemed to be outstanding only to the extent of the unexercised part of the Warrant;

(b)	where a Warrant Certificate has been issued in substitution for a Warrant Certificate which has been lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the Warrants then outstanding; and

(c)	for the purpose of any provision of this Indenture entitling holders of outstanding Warrants to vote, sign consents, requests or other instruments or take any other action under this Indenture, Warrants owned legally or equitably by the Corporation thereof shall be disregarded, except that:
(i)	for the purpose of determining whether the Warrant Agent shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Warrants of which the Warrant Agent has notice that they are so owned shall be so disregarded; and

(ii)	Warrants so owned which have been pledged in good faith other than to the Corporation shall not be so disregarded if the pledgee shall establish to the satisfaction of the Warrant Agent the pledgee’s right to vote the Warrants in his discretion free from the control of the Corporation, as the case may be, and the terms of the pledge thereof as to the right to vote shall govern.
1.03	Day not a Business Day
If the day on or before which any action (other than the exercise of a Warrant) would otherwise be required to be taken hereunder is not a Business Day, that action will be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

1.04	Words Importing the Singular
Words importing the singular include the plural and vice versa and words importing a particular gender include all genders.
1.05	Time of the Essence
Time shall be of the essence in this Indenture and the Warrant Certificates.
1.06	Interpretation not Affected by Headings, etc.
The division of this Indenture into Articles and sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.
1.07	Language
The parties hereto confirm their express wish that this Indenture and all documents and agreements directly or indirectly relating thereto be drawn up in the English language.
Les parties reconnaissent leur volonté expresse que la présente convention de bons de souscription ainsi que tous les documents et contrats s’y rattachant directement ou indirectement soient rédigés en anglais.
1.08	Benefit of Applicable Legislation
(1)	If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Applicable Legislation, the mandatory requirement will prevail.

(2)	The Corporation and the Warrant Agent each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Applicable Legislation.
ARTICLE TWO — ISSUE OF WARRANTS
2.01	Creation and Issue of Warrants
(1)	A total of up to ● Unit Warrants and ● Compensation Unit Warrants (each subject to adjustment) are hereby authorized to be created and issued by the Corporation.

(2)	Subject to adjustment as provided in this Indenture, each Warrant will entitle the holder thereof to purchase one Common Share at any time from and after the date of issue of the Warrant to and including the Warrant Expiry Time at the Subscription Price.
2.02	Form and Terms of Warrant Certificates
(1)	The Warrant Certificates representing the Warrants shall be substantially in the form set out in Schedule 1 hereto, with such additions, variations or omissions as may be permitted by the provisions of this Indenture or may from time to time be agreed upon between the Corporation and the Warrant Agent and shall be numbered in the manner as the Corporation, with the approval of the Warrant Agent, may prescribe. All Warrant Certificates shall, save and except as to the denominations thereof, be of like tenor and effect. Warrant Certificates may be engraved, lithographed, printed or partly in one form and partly in another, as the Corporation and the Warrant Agent, acting reasonably, may determine.

(2)	Each Warrant Certificate authorized to be issued hereunder shall entitle the holder upon exercise, surrender and payment of the Exercise Price in accordance with the provisions of Article Three (Exercise of Warrants), to be issued that number of Common Shares subscribed for in accordance with the exercise form of the Warrant Certificate. With the exception of the Compensation Unit Warrants, the Warrant Certificates will be dated as of the date of this Indenture (regardless of the actual dates of their issue).

(3)	The Warrant Certificate(s) representing an aggregate of ● [NTD: 2.5% of the total number of Units sold in the Offering] Compensation Unit Warrants and the Common Shares issuable upon exercise thereof, in each case if issued before the date which is four (4) months and one (1) day after the Closing Date, shall bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ● , 2010.”[NTD: Date that is four months and one day from Closing Date to be inserted.]

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO THE BENEFIT OF A CANADIAN RESIDENT BEFORE ● , 2010.” [NTD: Date that is four months and one day from Closing Date to be inserted.]
2.03	Purchase of Warrants by the Corporation
(1)	The Corporation, when not in default under this Indenture and in accordance with all applicable securities laws, may purchase in the market, by private contract, by tender or otherwise all or any portion of the Warrants on such terms as the Corporation may determine. All Warrants so purchased shall forthwith be delivered to the Warrant Agent and cancelled by it and no Warrants shall be issued in substitution therefor.

(2)	If, upon an invitation for tenders, more Warrants are tendered at the same lowest price than the Corporation is prepared to accept at that price, the Warrants to be purchased by the Corporation shall be selected by the Warrant Agent pro rata in accordance with the number of Warrants tendered.
2.04	Issue of Warrant Certificates
Warrant Certificates in the definitive form authorized in section 2.02 to be issued and delivered from time to time under this Indenture shall be executed by the Corporation and certified by the Warrant Agent to or upon the written order of the Corporation, without the Warrant Agent receiving any consideration therefore.

2.05	Warrantholder not a Shareholder
Nothing in this Indenture or in the ownership of a Warrant evidenced by a Warrant Certificate, or otherwise, will be construed as conferring on a Warrantholder any right or interest whatsoever as a shareholder of the Corporation, including but not limited to any right to vote at, to receive notice of, or to attend, any meeting of shareholders or any other proceeding of the Corporation or any right to receive any dividend or other distribution.
2.06	Execution of Warrant Certificates
Warrant Certificates shall be signed by any one officer of the Corporation. The signature of such officer may be mechanically reproduced in facsimile and Warrant Certificates bearing facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officer. Notwithstanding that any of the Persons whose manual or facsimile signature appears on any Warrant Certificates as one of the officers may no longer, prior to the certification and delivery of the Warrant Certificate, hold the official capacity in which he signed, any Warrant Certificate signed as aforesaid shall be valid and binding upon the Corporation when the Warrant Certificate has been certified by the Warrant Agent in accordance with section 2.07, and the registered holder thereof shall be entitled to the benefits of this Indenture.
2.07	Certification by Warrant Agent
(1)	No Warrant Certificate shall be issued, or if issued, shall be valid or entitle the holder to the benefit hereof until it has been certified by the Warrant Agent by being countersigned by or on behalf of the Warrant Agent and the countersignature upon any Warrant Certificate shall be conclusive evidence as against the Corporation that the Warrant Certificate so countersigned has been duly issued hereunder and is a valid obligation of the Corporation, and that the holder is entitled to the benefit hereof.

(2)	The countersigning by or on behalf of the Warrant Agent on any Warrant Certificate issued hereunder shall not be construed as a representation or warranty by the Warrant Agent as to the validity of this Indenture or of the Warrants and the Warrant Agent shall in no respect be liable or answerable for the use made of any Warrant Certificate or of the consideration therefore, except as otherwise specified herein. The countersignature of or on behalf of the Warrant Agent shall, however, be a representation and warranty by the Warrant Agent that the Warrant Certificate has been duly countersigned by or on behalf of the Warrant Agent pursuant to the provisions of this Indenture.
2.08	Exchange of Warrant Certificates
The holder of a Warrant Certificate may at any time after the date of issue thereof and prior to the Warrant Expiry Time, upon surrender thereof to the Warrant Agent at its principal transfer offices in Toronto, Ontario, exchange the same for Warrant Certificates entitling the holder to subscribe for, in the aggregate, the same number of Common Shares for which the holder may subscribe under the surrendered Warrant Certificate. On each exchange the Warrant Agent may request a reasonable charge to reimburse the Warrant Agent for any tax or other governmental charge required to be paid.
2.09	Issue in Substitution for Lost Certificates
(1)	If a Warrant Certificate becomes mutilated or is lost, destroyed or stolen, upon the instructions of the holder thereof, the Corporation, subject to subsection (2), will issue and thereupon the Warrant Agent will countersign or certify and deliver a new certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and on surrender and cancellation of the mutilated certificate or in lieu of and in substitution for the lost, destroyed or stolen certificate, and the substituted Warrant Certificate shall entitle the holder thereof to the same rights and benefits as the certificate being replaced.
(2)	The applicant for the issue of a new certificate pursuant to this section will bear the cost of the issue thereof and in case of loss, destruction or theft will, as a condition precedent to the issue thereof:
(a)	furnish to the Corporation and to the Warrant Agent such evidence of ownership and of the loss, destruction or theft of the certificate to be replaced as is satisfactory to the Corporation and to the Warrant Agent, or the Transfer Agent acting reasonably,

(b)	if so required, furnish a bond in amount and form satisfactory to the Corporation and to the Warrant Agent, acting reasonably,

(c)	agree to indemnify and hold harmless the Corporation, the Warrant Agent and the Transfer Agent against any damages they may incur as a result of acting upon the instructions of the applicant, and

(d)	pay the reasonable charges of the Corporation and the Warrant Agent in connection therewith.
2.10	Registration and Transfer of Warrants
(1)	The Corporation shall cause to be kept by and at the principal offices of the Warrant Agent in Toronto, Ontario and by the Warrant Agent or such other registrar as the Corporation, with the approval of the Warrant Agent, may appoint, at such other place or places, if any, as the Corporation may designate with the approval of the Warrant Agent, registers in which shall be entered in alphabetical order the names and addresses (including street and number, if any) of the holders of Warrants and particulars of the Warrants held by them respectively. Such registration shall be noted on the Warrant Certificates by the Warrant Agent or such other registrar as the Corporation and the Warrant Agent may appoint.

(2)	No transfer of a Warrant shall be valid unless made on any one of the registers upon surrender of the Warrant Certificate to the Warrant Agent or other registrar accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent or other registrar executed by the registered holder or his executors, administrator or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Warrant Agent or other registrar and upon compliance with such reasonable requirements as the Warrant Agent or other registrar may prescribe, which, in the case of a transfer of a Compensation Unit Warrant made prior to the expiry of the applicable hold period, may include an opinion of counsel in the form satisfactory to the Warrant Agent, nor, except in the case where a new Warrant Certificate is issued upon a transfer, unless the transfer shall have been noted on the Warrant Certificate by the Warrant Agent or other registrar.

(3)	The registered holder of Warrants may at any time and from time to time have the registration of the Warrants transferred from the register in which the registration thereof appears to another authorized register upon compliance with such reasonable requirements as the Warrant Agent or other registrar may prescribe.
(4)	The Corporation shall also cause to be kept by and at the principal offices of the Warrant Agent in Toronto, Ontario or at such other place or places, if any, as the Corporation and the Warrant Agent may designate, registers in which all transfers of Warrants and the date and other particulars of each transfer shall be set out.

(5)	The transferee of Warrants shall, after the Warrant Certificate and the appropriate form of transfer are lodged with the Warrant Agent or other registrar as the Corporation and the Warrant Agent may appoint and upon compliance with all other conditions in that behalf required by this Indenture or by law, be entitled to be entered on one of the registers as the owner of the Warrants free from all equities or right of set-off or counterclaim between the Corporation and his transferor or any previous holder of the Warrants, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction. The receipt by the registered holder of Warrants of the Common Shares purchasable pursuant thereto will be a good discharge to the Corporation and the Warrant Agent therefor and neither the Corporation nor the Warrant Agent will be bound to inquire into the title of the holder except as aforesaid.

Notwithstanding the foregoing, Warrants represented by Warrant Certificates bearing the legends set forth in the form of Warrant Certificate attached as Schedule “1” hereto and set out in section 2.02 hereof may not be transferred unless the conditions set out in such legends are met and the Warrant Agent and the Corporation shall have received evidence, if any, as the Corporation shall reasonably require to assure the transfer complies with applicable securities laws and the restrictions on transfer set out therein.

(6)	Subject to applicable law, neither the Corporation nor the Warrant Agent nor any registrar shall be bound to take notice of or see to the execution of any trust, whether express, implied or constructive, in respect of any Unit Warrant, and may transfer the same on the direction of the Person registered as the holder thereof, whether named as Warrant Agent or otherwise, as though that Person were the beneficial owner thereof.

(7)	The registers hereinbefore referred to shall at all reasonable times be open for inspection by the Corporation, the Warrant Agent or any Warrantholder. The Warrant Agent and every registrar as the Corporation and the Warrant Agent may appoint shall from time to time when requested so to do by the Corporation, by the Warrant Agent or by a Warrantholder furnish the Corporation, the Warrant Agent or upon payment by the Warrantholder of a reasonable fee, the Warrantholder, as the case may be, with a list of names and addresses of holders of Warrants entered on the registers kept by them and showing the number of Warrants held by each such holder.

(8)	Any Warrant Certificate representing the Warrants issued to a transferee in a transfer contemplated by this section 2.10 shall bear the appropriate legend(s) set forth in subsection 2.02, as required by the transfer form attached to the Warrant Certificate representing the Warrants.

2.11	Enforcement of Rights of Warrantholders
(1)	All or any of the rights conferred upon a Warrantholder by the terms of a Warrant or of this Indenture may be enforced by the holder by appropriate legal proceedings but without prejudice to the right that is hereby conferred upon the Warrant Agent to proceed in its own name to enforce each and all of the provisions herein contained for the benefit of the holders of the Warrants from time to time outstanding.
(2)	No recourse under or upon any obligation, covenant or agreement contained in this Indenture or in the Warrant Certificates shall be had against any shareholder, officer or director, past, present or future, of the Corporation or of any of its subsidiaries or of any successor corporation, either directly or through the Corporation, or the Subsidiaries or otherwise, by any legal or equitable proceeding by virtue of any statute or otherwise.

(3)	This Indenture and the Warrants issued hereunder are solely corporate obligations and no personal liability whatsoever shall attach to or be incurred by the shareholders, officers or Directors, past, present or future, of the Corporation, or of any of its subsidiaries, or any successor corporation, under or by reason of the obligations, covenants or agreements contained in this Indenture or in the Warrant Certificates.
2.12	Warrants to Rank Pari Passu
Except as otherwise provided herein, all Warrants will rank pari passu, whatever may be the actual dates of issue thereof.
2.13	Notice to Warrantholders
(1)	Unless herein otherwise expressly provided, a notice to be given hereunder to Warrantholders will be deemed to be validly given if the notice is delivered, or if sent by first class insured, postage pre-paid or by telecopier with originals to follow by pre-paid first class mail at their respective addresses appearing on any of the registers above mentioned; and if in the case of joint holders of any Warrant more than one address appears on the register in respect of the joint holding, the notice shall be addressed or delivered, as the case may be, only to the first address so appearing. Any notice so given by mail or so delivered by hand shall be deemed to have been given on the fifth Business Day after it has been mailed or on the day upon which it has been delivered, or if transmitted by telecopier on the first Business Day following the transmission, as the case may be. In determining under any provision hereof the date when notice of any meeting or other event must be given, the date of giving the notice shall be included and the date of the meeting or other event shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any Warrantholder shall not invalidate any action or proceeding founded thereon.

(2)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, a notice to be given to the Warrantholders hereunder could reasonably be considered unlikely to reach or to be delayed in reaching its destination, the notice will be valid and effective only if it is published once in the Report on Business section in the national edition of The Globe and Mail newspaper and in the Legal Notices section of the national edition of The Wall Street Journal, or, if there is a disruption of circulation of that newspaper, once in newspapers in the English language of general circulation and approved by the Warrant Agent in such cities in Canada and the United States where the Warrantholders reside, as noted on the register and, in the case of notice convening a meeting of Warrantholders, with such additional publications, in the same or in other cities or both, as the Warrant Agent deems necessary for the reasonable protection of the Warrantholders or to comply with any applicable requirement of law or a stock exchange on which the Common Shares are listed and if a daily newspaper of general circulation is not, for any reason, published at the time in the English language in any city, the notice may be published in any other publication available in that city as is acceptable to the

Warrant Agent. A notice so given will be deemed to have been given on the day on which it has been published in all of the cities in which publication was required (or first published in all the cities if more than one publication in any of them is required).
(3)	Any mailings shall be made by registered mail, postage prepaid.
2.14	Notice to the Corporation or the Warrant Agent

(1)	Unless herein otherwise expressly provided, a notice to be given hereunder to the Corporation or the Warrant Agent will be validly given if delivered or if sent by registered mail, postage prepaid or if transmitted by telecopier:

(a)	if to the Corporation:

Vuzix Corporation
75 Town Centre Drive
Rochester, New York
14623

	Attention:	Paul J. Travers
	Facsimile:	585-359-4172

with a copy to:

Wildeboer Dellelce LLP
Suite 800, Wildeboer Dellelce Place
365 Bay Street
Toronto, Ontario
M5H 2V1

	Attention:	Robert Fonn
	Fax:	416-361-1790

and to:

Boylan, Brown, Code, Vigdor & Wilson, LLP
2400 Chase Square
Rochester, New York
14604

	Attention:	Robert F. Mechur
	Fax:	585-232-3528

(b)	if to the Warrant Agent:

Computershare Trust Company of Canada
100 University Avenue, 8th Floor
Toronto, Ontario
M5J 2Y1

	Attention:	Manager, Corporate Trust
	Fax:	416-361-0470

and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery or, if mailed, on the fifth Business Day following the day of the mailing of the notice, or if transmitted by telecopier, on the first Business Day following the transmission.

(2)	The Corporation or the Warrant Agent, as the case may be, may from time to time notify the other in the manner provided in subsection (1) of a change of address which, from the effective date of the notice and until changed by like notice, will be the address of the Corporation or the Warrant Agent, as the case may be, for all purposes of this Indenture.

(3)	If, by reason of a strike, lockout or other work stoppage, actual or threatened, involving postal employees, a notice to be given to the Warrant Agent or to the Corporation hereunder by registered mail could reasonably be considered unlikely to reach or to be delayed in reaching its destination, the notice will be valid and effective only if it is delivered to an officer of the party to which it is addressed or if it is delivered to that party at the appropriate address provided in subsection (1) by courier, cable, telecopier, telegram, telex or other means of prepaid, transmitted, recorded communication, and any notice delivered in accordance with the foregoing will be deemed to have been received on the date of delivery to the officer or if delivered by courier, cable, telecopier, telegram, telex or other means of prepaid, transmitted, recorded communication, on the first Business Day following the date of the sending of the notice.

(4)	Any mailings shall be made by registered mail, postage prepaid.
ARTICLE THREE — EXERCISE OF WARRANTS
3.01	Method of Exercise of Warrants
(1)	Subject to and upon compliance with the provisions of this Article Three, the holder of any Warrant Certificate may exercise the right of purchase therein provided for by surrendering the Warrant Certificate to the Warrant Agent at its principal transfer offices in Toronto, Ontario during normal business hours on a Business Day prior to the Warrant Expiry Time, together with the Warrant exercise form attached to and forming part of the Warrant Certificate duly completed and executed by the holder specifying the number of Common Shares which the holder desires to purchase and the Subscription Price applicable at the time of the surrender calculated in accordance with the provisions of this Indenture.

(2)	Notwithstanding any provision to the contrary contained in this Indenture, if any Common Shares issuable upon the exercise of Warrants require the maintenance of an effective Registration Statement, with respect to such Common Shares under the U.S. Securities Act, in no event shall such Common Shares be issued unless the Common Shares are registered under the U.S. Securities Act pursuant to an effective Registration Statement and the Corporation causes to be delivered to the holder a U.S. Prospectus; provided however, that if the Registration Statement ceases to be effective, prior to the Expiry Time and for so long as the Registration Statement is not effective, subject to applicable law, a holder of any Warrant may, at its option:
(a)	exercise such Warrants, if the holder is not a U.S. Purchaser and the holder delivers a duly completed and executed Warrant Exercise Certification certifying that the holder: (A)(1) is not in the United States; (2) is not a U.S. Person and is

not exercising the Warrants for, or on behalf or benefit of, a U.S. Person or person in the United States; (3) did not execute or deliver the Warrant Exercise Form in the United States; (4) agrees not to engage in hedging transactions with regard to the Securities prior to the expiration of the six month distribution compliance period set forth in Rule 903(b)(3) of Regulation S; (5) acknowledges that the Common Shares issuable upon exercise of the Warrants are “restricted securities” as defined in Rule 144 of the U.S. Securities Act and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Common Shares will bear a restrictive legend; and (6) acknowledges that the Corporation shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act; and (B) neither the Corporation nor the holder has engaged in any “directed selling efforts” (as defined in Regulation S) in the United States; or

(b)	exercise such Warrants in a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state laws and regulations and the holder has (A) delivered a duly completed and executed Warrant Exercise Certification certifying that the holder is exercising the Warrants pursuant to such exemptions and (B) furnished to the Corporation, prior to such exercise, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect.
(3)	Unless the Warrant is exercised pursuant to an effective Registration Statement or under the conditions set forth in Section 3.02(a), the certificate representing the Common Shares issued upon exercise of the Warrant will bear legends restricting the transfer without registration under the U.S. Securities Act and applicable state securities laws and restricting transfer under the TSX-V, substantially in the form set forth below:
THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (I) TO THE COMPANY, (II) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (III) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, OR (IV) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION, IN EACH CASE AFTER PROVIDING A LEGAL OPINION OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH U.S. SECURITIES LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TSX VENTURE EXCHANGE (“TSX-V”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX-V SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH

SECURITIES IS NOT “GOOD DELIVERY” IN SETTLMENT OF TRANSACTIONS ON TSX-V.
(4)	If any Common Shares issuable upon the exercise of Warrants require the maintenance of a current Registration Statement, with respect to such Common Shares under the U.S. Securities Act, the Corporation shall have the authority to suspend the exercise of any or all Warrants while such registration statement is not current. Similarly, a Holder residing in a state where a required registration or governmental approval of issuance of the Common Shares is not in effect as of or has not been obtained within a reasonable time after the surrender date of the Warrant Certificate for exercise shall not be entitled to exercise Warrants, unless in the opinion of counsel to the Corporation such registration or approval in such state shall not be required or the Corporation otherwise authorizes the issuance. In such event, the Warrant Holder shall be entitled to transfer the Warrants to others, but only prior to the Expiration Date for the Warrants being transferred. If no Registration Statement is effective at any time when any Warrant is exercised, such Warrantholder shall be notified forthwith by the Warrant Agent that such Warrantholder is entitled, at his or her option, to exercise the Warrant only in accordance with the conditions set forth in Sections 3.01(2)(a)-(b) and upon delivery of a Warrant Exercise Certification to the Warrant Agent and the Corporation.

(5)	Notwithstanding that the Corporation may not have maintained a current Registration Statement in respect of Common Shares under the U.S. Securities Act, no Warrantholder (whether a U.S. Purchaser or otherwise) shall have any right to receive, and the Corporation shall be under no obligation to pay to any Warrantholder (whether a U.S. Purchaser or otherwise), any cash amount or other consideration or compensation upon exercise of the Warrants, other than as expressly provided by this Indenture, and the Corporation shall not be under any obligation to redeem or otherwise purchase any Warrants in any circumstance; provided, however, that nothing in this clause shall limit or restrict any remedies of the Warrant Agent or any Warrantholder or Warrantholders in respect of a breach by the Corporation of a representation, warranty or covenant hereunder.
3.02	Payment of Subscription Price
The Subscription Price for Common Shares subscribed for upon exercise of the Warrants shall be paid by certified cheque, bank draft, money order or wire transfer of immediately availably funds payable to the Corporation at par in Canadian dollars in Toronto, Ontario.
3.03	Surrender of Warrant Certificate
Surrender of a Warrant Certificate and the exercise form and payment of the Subscription Price will be deemed to have been effected only on personal delivery thereof to, or if sent by mail or other means of transmission on actual receipt thereof by, the Warrant Agent at the office specified in section 3.01. All certified cheques, bank drafts, money orders or wire transfer of immediately availably funds received by the Warrant Agent as a result of the exercise by any Warrantholder held by it will forthwith be delivered by the Warrant Agent to the Corporation.
3.04	Subscription
(1)	Every Warrant Exercise Form shall be signed by a Warrantholder who desires to exercise in whole or in part the right of purchase therein provided for, shall specify the number of Common Shares that the Warrantholder wishes to purchase (being not more than he is entitled to purchase), the Person or Persons in whose name or names the Common Shares which the Warrantholder desires to purchase are to be issued and such Person or Persons address or addresses and the number of Common Shares to be issued to each such Person, if more than one is so specified, and shall be substantially in the form of the exercise form comprising part of the Warrant Certificate.
(2)	If any Common Shares subscribed for are to be issued to a Person or Persons other than the Warrantholder, the Warrantholder must pay to the Corporation or to the Warrant Agent on its behalf an amount equal to all exigible transfer taxes or other government charges, and the Corporation will not be required to issue or deliver any certificate evidencing any Common Shares unless or until that amount has been so paid or the Warrantholder has established to the satisfaction of the Corporation that the taxes and charges have been paid or that no taxes or charges are owing.
3.05	Effect of the Exercise of Warrants
(1)	Subject to sections 3.05(2) and 3.12, on exercise of a Warrant, the Corporation shall cause to be issued to the Person or Persons in whose name or names the Common Shares so subscribed for are to be issued as specified in the exercise form, the number of Common Shares to be issued to such Person or Persons and such Person or Persons shall become a shareholder or shareholders of the Corporation in respect of those Common Shares with effect from the date on which the Warrant is exercised and shall be entitled to delivery of a certificate or certificates evidencing the Common Shares and the Corporation shall cause the certificate or certificates to be mailed to such Person or Persons at the address or addresses specified in the exercise form within three Business Days of the date on which the Warrant is exercised.

(2)	Notwithstanding any provision herein contained to the contrary, the Corporation shall not be required to deliver certificates for Common Shares in any period while the share transfer books of the Corporation are closed, in which case the Common Shares subscribed for shall be deemed to have been issued, and such Person or Persons deemed to have become the holder or holders of record of such Common Shares, on the date on which such transfer books are reopened and such Common Shares shall be issued at the Exercise Price in effect on such date and, in the event of the exercise of any Warrant during any such period, delivery of certificates for Common Shares may be postponed for a period not exceeding five Business Days after the date of the reopening of the share transfer books.
3.06	Partial Exercise of Warrants
A Warrantholder may, from time to time, subscribe for and purchase any lesser number of Common Shares than the number of Common Shares to which such holder is entitled upon the exercise of Warrants, in which case the Warrantholder shall be entitled to receive a new Warrant Certificate in respect of the Common Shares purchasable under the Warrant Certificate and not then subscribed for and purchased, and the Warrant Agent shall issue a new Warrant Certificate upon surrender of the Warrant Certificate.
3.07	Cancellation of Warrants
All Warrants exercised as provided in section 3.01, partially exercised as provided in section 3.06 or exchanged for other Warrants as provided in section 2.08 shall be cancelled by the Warrant Agent and, if required by the Corporation, the Warrant Agent shall furnish the Corporation with a certificate as to the cancellation.

3.08	Expiration of Warrants

After the Warrant Expiry Time, all rights under this Indenture and under any Warrant that has not been exercised shall wholly cease and terminate and the Warrant Certificate therefor shall be wholly void and of no effect.

3.09	Intentionally Deleted

3.10	Price Adjustment Factor and Subscription Rights
(1)	The Price Adjustment Factor and the number of Common Shares to be acquired by a Warrantholder on exercise of the Warrants will be adjusted from time to time in the events and in the manner provided and in accordance with the provisions of and rules set out in this section 3.10.

(2)	If and whenever at any time from the date hereof to the Warrant Expiry Time, the Corporation:
(a)	issues Common Shares or Convertible Securities to all or substantially all of the holders of Common Shares by way of stock dividend,

(b)	subdivides or splits the outstanding Common Shares into a greater number of shares, or

(c)	combines, consolidates or reduces the outstanding Common Shares into a lesser number of shares.
(each of such events being herein called a “Common Share Reorganization”), the Price Adjustment Factor will be adjusted, effective immediately after the record date for the dividend or, in the case of a subdivision, combination, consolidation or reduction, effective immediately after the record date or the effective date if no record date is fixed, to the number that is the product of:
(d)	the Price Adjustment Factor in effect on that effective date or record date; and

(e)	the fraction, of which:
(i)	the numerator is the total number of Common Shares outstanding on that effective date or record date before giving effect to the Common Share Reorganization, and

(ii)	the denominator is the total number of Common Shares that are or would be outstanding immediately after that effective date or record date after giving effect to the Common Share Reorganization and assuming all Convertible Securities issued as part of the Common Share Reorganization had then been converted into or exchanged for Common Shares or all rights to acquire Common Shares had then been exercised.
(3)	If and whenever at any time from the date hereof to the Warrant Expiry Time, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after the record date, to subscribe for or purchase Common Shares or Convertible Securities at a price per share (or having a conversion price per share) less than 95% of the Current Market Price on the earlier of the record date and the date on which the Corporation announces its intention to make such issuance (any such issuance being herein called a “Rights Offering”), the Price Adjustment Factor shall be adjusted on the record date so that it shall equal the number which is the product of the Price Adjustment Factor in effect immediately prior to the record date and the fraction:
(i)	the numerator of which shall be the aggregate of:
A.	the number of Common Shares outstanding as of the record date for the Rights Offering, and

B.	a number determined by dividing (1) the product of the number of Common Shares which may be issued or subscribed for during the Rights Period upon the exercise of the rights, warrants, or options under the Rights Offering and the price at which such Common Shares are offered by (2) the Current Market Price of the Common Shares as of the record date for the Rights Offering; and
(ii)	the denominator of which shall be the number of Common Shares outstanding after giving effect to the Rights Offering and including the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.
The adjustment shall be made successively whenever a record date is fixed, provided that if two or more such record dates or dates of announcement, as applicable, or record dates or dates of announcement, as applicable, referred to in subsection (5) are fixed within a period of 35 trading days, the adjustment shall be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any rights, options or warrants are not so issued or any of the rights, options or warrants so issued are not exercised prior to the expiration thereof, the Price Adjustment Factor will be readjusted to the Price Adjustment Factor in effect immediately prior to the record date, and the Price Adjustment Factor will be further adjusted based upon the number of additional Common Shares actually delivered upon the exercise of the rights, options or warrants, as the case may be.
(4)	If at any time from the date hereof to the Warrant Expiry Time, the Corporation shall fix a record date for the issue of rights, options or warrants to all or substantially all the holders of the outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares or Convertible Securities at a price per share (or having a conversion price per share) not less than 95% of the Current Market Price on the earlier of the record date and the date on which the Corporation announces its intention to make such issuance, no adjustment shall be made to the Price Adjustment Factor.

(5)	If and whenever at any time from the date hereof to the Warrant Expiry Time the Corporation shall fix a record date for the making of an issue or distribution to all or substantially all the holders of its outstanding Common Shares of (a) shares of any class, excluding Common Shares or Convertible Securities referred to in paragraph 3.10(2)(a), whether of the Corporation or any other corporation; (b) rights, options or warrants, excluding those referred to in subsection 3.10(3) or (4); or (c) evidences of its indebtedness; or (d) property, cash or other assets, excluding cash dividends in the ordinary course or property distributed in lieu thereof at the option of the shareholders and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”) then, in each such case, the Price Adjustment Factor shall be adjusted on the record date so that it shall equal the number that is the product of the Price Adjustment Factor in effect immediately prior to the record date and the fraction:
(i)	the numerator of which shall be the total number of Common Shares outstanding immediately prior to the record date multiplied by the Current Market Price on the earlier of the day immediately prior to such record date and the date on which the Corporation announces its intention to make such issuance, less the aggregate fair market value (as determined by the Directors with the approval of the Warrant Agent, which determination shall be conclusive) of the shares or rights, options or warrants or evidences of indebtedness or property, cash or assets so distributed, and

(ii)	the denominator of which shall be the total number of Common Shares outstanding immediately prior to the record date multiplied by such Current Market Price of the Common Shares.
The adjustment shall be made successively whenever a record date is fixed, provided that if two or more such record dates or dates of announcement, as applicable, or record dates or dates of announcement, as applicable, referred to in subsection (3) are fixed within a period of 35 trading days, the adjustment shall be made successively as if each of such record dates occurred on the earliest of such record dates. To the extent that any distribution is not so made, the Price Adjustment Factor shall then be readjusted to the Price Adjustment Factor which would then be in effect if the record date had not been fixed or to the Price Adjustment Factor which would then be in effect based upon the shares or rights, options or warrants or evidences of indebtedness or property, cash or assets actually distributed, as the case may be.
(6)	On any adjustment of the Price Adjustment Factor pursuant to subsection 3.10(2), (3) or (5), including any readjustment, the number of Common Shares purchasable on exercise of each Warrant will be adjusted, effective at the same time as the adjustment of the Price Adjustment Factor, by multiplying the number of Common Shares so purchasable immediately before the adjustment by a fraction which is the reciprocal of the fraction used in the adjustment of the Price Adjustment Factor.

(7)	If and whenever at any time from the date hereof to the Warrant Expiry Time there is:
(a)	a reclassification or redemption of the Common Shares outstanding, a change of Common Shares into other shares or securities (other than a Common Share Reorganization), or any other capital reorganization of the Corporation except as described in subsections 3.10(2), (3), (4) and (5),

(b)	a consolidation, merger, arrangement or amalgamation of the Corporation with or into another body corporate resulting in a reclassification of outstanding Common Shares or a change of Common Shares into other shares or securities, or

(c)	a transaction whereby all or substantially all the Corporation’s undertaking and assets become the property of another corporation or other entity

(any of those events being herein called a “Corporate Reorganization”), a holder who thereafter exercises Warrants will be entitled to receive and will accept, for the Subscription Price then in effect, in lieu of the Common Shares (and any other securities to which Warrantholders are then entitled on the exercise of Warrants) to which he would otherwise have been entitled on exercise immediately prior to the Corporate Reorganization, the kind and amount of shares or other securities or property (including cash) that he would have been entitled to receive as a result of the Corporate Reorganization if, on the effective date thereof, he had been the holder of the number of Common Shares (and any other securities to which Warrantholders are then entitled on the exercise of Warrants) to which he would have been entitled on the exercise of the Warrant or Warrants immediately prior to the Corporate Reorganization.
(8)	As a condition precedent to taking any action that would require an adjustment pursuant to subsection (7), the Corporation will take all action that, in the opinion of Counsel, is necessary in order that the Corporation, any successor or any successor to its assets and undertaking, shall be obligated to and may validly and legally issue as fully paid and non-assessable all the Common Shares or other shares or securities or property to which Warrantholders will be entitled on the exercise of Warrants thereafter.

(9)	If necessary as a result of any Corporate Reorganization, appropriate adjustments will be made in the application of the provisions set forth in this Article Three with respect to the rights and interests of Warrantholders to the end that the provisions set forth in this Article Three will thereafter correspondingly be made applicable as nearly as may reasonably be possible to any shares or other securities or property thereafter deliverable on the exercise of a Warrant. Any such adjustment will be made by and set forth in an amendment hereto approved by the Directors and by the Warrant Agent and will for all purposes be conclusively deemed to be an appropriate adjustment.

(10)	If the purchase price provided for in any right, warrant or option issued in connection with a Rights Offering is decreased, or the conversion price for Convertible Securities issued in connection with a Common Share Reorganization is increased, the Price Adjustment Factor shall forthwith be changed to whatever Price Adjustment Factor would have been obtained had the adjustment made in connection with the issuance of all such rights, warrants, options or Convertible Securities been made upon the basis of the purchase price as so decreased or the conversion price as so increased, provided that the provisions of this subparagraph shall not apply to any increase or decrease resulting from provisions in any rights, warrants, options or securities designed to prevent dilution if the increase or decrease shall not have been proportionately greater than the change, if any, in the Price Adjustment Factor to be made at the same time pursuant to the provisions of this section 3.10.
3.11	Subscription Rights Adjustment Rules

The following rules and procedures will be applicable to adjustments made pursuant to section 3.10:
(1)	the adjustments and readjustments provided for in section 3.10 shall be cumulative and, subject to paragraph 3.11(2), will apply (without duplication) to successive issues, subdivisions, combinations, consolidations, distributions and other events that require an adjustment;

(2)	no adjustment in the Price Adjustment Factor, or resulting adjustment in the number of Common Shares issuable on exercise of Warrants, will be made unless the adjustment would result in a change of at least 1% in the prevailing Price Adjustment Factor or the number of Common Shares purchasable upon the exercise of the Warrants would change by at least one one-hundredth of a Common Share; provided that any adjustment that would have been required to be made except for the provisions of this paragraph, will be carried forward and taken into account in any subsequent adjustment;

(3)	no adjustment will be made in respect of an event described in paragraph 3.10(2)(a) or subsection 3.10(3) or (5) if the Warrantholders are entitled to participate in the event on the same terms, mutatis mutandis, as if they had exercised their Warrants on or prior to the effective date or record date of such event. Any participation of Warrantholders in the distributions, dividends or other operations referred to in paragraph 3.10(2)(a) or subsection 3.10(3) or (5) is subject to the prior approval of the TSX-V;

(4)	for the purposes of subsections 3.10(2), (3), (4) and (5), there will be deemed not to be outstanding any Common Shares owned by or held for the account of the Corporation;

(5)	any dispute that arises at any time with respect to any adjustment pursuant to this Indenture will be conclusively determined (as between the Corporation, the Warrantholders, the Warrant Agent and all transfer agents and shareholders of the Corporation) by the Auditors or, if they are unable or unwilling to act, by such firm of independent chartered accountants or registered public accountants as is selected by the Directors, and any determination by them will be binding on the Corporation, the Warrantholders, the Warrant Agent and all transfer agents and shareholders of the Corporation. In the event any such determination is made, the Corporation shall deliver a certificate to the Warrantholders describing such determination;

(6)	in the absence of a resolution of the Directors fixing the record date for an event referred to in section 3.10, the Corporation will be deemed to have fixed as the record date therefore the date on which the event is effected or such date as may be required by law;

(7)	in the event that the Corporation, after the date of issue of the Warrants, shall take any action affecting the Common Shares, other than action contemplated in section 3.10, which in the opinion of the Directors would materially affect the rights of Warrantholders, the Exercise Price or the number of Common Shares purchasable upon exercise shall be adjusted in such manner, if any, and at such time, by action of the Directors, in their sole discretion as they may determine to be equitable in the circumstances, but subject in all cases to TSX-V Approval and any necessary regulatory approval. Failure of the taking of action by the Directors so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares shall be conclusive evidence that the Directors have determined that it is equitable to make no adjustment in the circumstances; and

(8)	as a condition precedent to the taking of any action which would require an adjustment in any of the rights under the Warrants, the Corporation will take any action which may in the opinion of Counsel to the Corporation, or any successor to the Corporation, will be obligated to and may validly and legally issue all the shares or other securities or property which the holders of Warrants would be entitled to receive thereafter on the exercise thereof in accordance with the provisions hereof.
3.12	Postponement of Issue of Common Shares, etc.

In any case in which section 3.10 requires an adjustment to take effect immediately after the effective date of or record date for an event, and a Warrant is exercised after that date and before the consummation of the event (which in the case of rights, options and warrants will be the date the rights, options and warrants are issued), the Corporation may postpone until consummation issuing to the Warrantholder such of the shares, securities or property to which the Warrantholder is entitled pursuant to the exercise as exceeds those to which he would have been entitled if the Warrant had been exercised immediately before that date, provided however, that the Corporation will deliver to the Warrantholder an appropriate instrument evidencing such holder’s right to receive such additional shares, securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional shares, securities or property declared in favour of the holders of record of Common Shares or of such securities or property on or after that date or such later date as such holder would, but for the provisions of this subsection, have become the holder of record of such additional shares or of such securities or property pursuant to section 3.05.

3.13	Notice of Certain Events.
(1)	At least 14 days before the effective date of or record date for any event referred to in section 3.10, other than a subdivision or consolidation of the Common Shares, that requires or might require an adjustment in the subscription rights pursuant to a Warrant, including the Price Adjustment Factor and the number of Common Shares purchasable on exercise of Warrants, the Corporation will:
(a)	give notice to the Warrant Agent of the particulars of the event and, to the extent determinable, any adjustment required and the computation of the adjustment, and

(b)	give notice to the Warrantholders of the particulars of the event and, to the extent determinable, any adjustment required.
The notice need only set forth particulars as have been determined at the date that notice is given.
(2)	If any adjustment for which a notice pursuant to subsection 3.13(1) is given is not then determinable, the Corporation will promptly after the adjustment is determinable:
(a)	give notice to the Warrant Agent of the adjustment, such notice to set forth the computation of the adjustment and to be certificated by an officer of the Corporation, and

(b)	give notice to the Warrantholders of the adjustment.
(3)	(a)	The Warrant Agent shall be entitled to act and rely on any adjustment calculation of the Corporation or the Auditors.
(b)	The Warrant Agent shall not at any time be under any duty or responsibility to any holder to determine whether facts exist which may require any adjustment contemplated by this article, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making same.

(c)	The Warrant Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares or of any other shares or securities or property which may at any time be issued or delivered upon the exercise or deemed exercise of any Warrant.

(d)	The Warrant Agent shall not be responsible for any failure of the Corporation to make any cash payment or to issue, transfer or deliver shares or share certificates upon the surrender of any Warrant for the purpose of exercise or deemed exercise, or to comply with any of the covenants contained in this Article Three.
3.14	No Fractional Common Shares

The Corporation will not, pursuant to section 3.10 or under any other circumstances, be obligated to issue any fraction of a Common Share on the exercise of Warrants. If any fractional interest in a Common Share would, except for the provisions of this section, be deliverable upon the exercise of any Warrants, the Corporation shall in lieu of delivering a fractional Common Share therefor, satisfy the right to receive the fractional Common Share by payment to the holder of the Warrants of an amount in cash (computed, in the case of a fraction of a cent, rounded to the next lower cent) equal to the same fraction of the Current Market Price per Common Share on the date of exercise of the Warrants.

3.15	Reclassifications, Reorganizations, etc.
(1)	In case of:
(a)	any reclassifications, redesignations or change of the Common Shares (other than a change from no par value to par value, or as a result of a subdivision or consolidation);

(b)	any consolidation or merger of the Corporation with, or consolidation or merger of the Corporation into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change, other than as aforesaid, of the Common Shares);

(c)	a reorganization of the Corporation; or

(d)	any sale, transfer or other disposition of all or substantially all of the assets of the Corporation, the Corporation or the corporation formed by the amalgamation or the corporation into which the Corporation shall have been merged or the reorganized Corporation, or the corporation which shall have acquired such assets, as the case may be, shall execute and deliver to the Warrant Agent a supplemental indenture providing that the holder of Warrants then outstanding shall have the right thereafter (until the Warrant Expiry Time) to exercise Warrants only into the kind and amount of common             shares and other securities and property (including cash) receivable upon such reclassification, change, amalgamation, merger, reorganization, sale, transfer or other disposition by a holder of the number of Common Shares which were purchasable upon the exercise of the Warrants had the Warrants been exercised immediately prior to the reclassification, change, amalgamation, merger, reorganization, sale, transfer or other disposition.
(2)	The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Three.

(3)	The provisions of this section 3.15 shall apply to successive reclassifications, changes, amalgamations, mergers, reorganizations, sales, transfers or other dispositions.

3.16	Securities Law Restrictions

Notwithstanding anything herein contained, Common Shares will only be issued by the Corporation upon exercise of the Warrants in compliance with the securities laws of any applicable jurisdiction.
ARTICLE FOUR — COVENANTS OF THE CORPORATION
4.01	General Covenants
The Corporation represents, warrants and covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that so long as any warrants remain outstanding:
(1)	it will at all times use commercially reasonable efforts to maintain its corporate existence;

(2)	it is duly authorized to create and issue the Warrants to be issued hereunder and the Warrant Certificates when issued and certified as herein provided will be legal, valid and binding obligations of the Corporation;

(3)	subject to the provisions of this Indenture, it will cause the Common Shares from time to time subscribed for and purchased pursuant to the exercise of Warrants, and the certificates representing such Common Shares, to be duly issued and delivered in accordance with the Warrants and the terms hereof;

(4)	at all times while any Warrants are outstanding it shall reserve and there shall remain unissued out of its authorized capital a number of Common Shares sufficient to enable the Corporation to meet its obligation to issue Common Shares on the exercise of Warrants outstanding hereunder from time to time;

(5)	upon the exercise by the holder of any Warrants of the right of purchase provided for therein and herein and, upon payment of the Subscription Price applicable thereto for each Common Share in respect of which the right of purchase is so exercised, all Common Shares issuable upon the exercise shall be issued as fully paid and non-assessable;

(6)	it shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all other acts, deeds and assurances in law as the Warrant Agent may reasonably require for better accomplishing and effecting the intentions and provisions of this Indenture;

(7)	use its commercially reasonable best efforts to maintain the listing of the Common Shares issued pursuant to the exercise of the Warrants on the TSX-V or such other exchange or quotation system as the Directors determine appropriate;

(8)	it will use its commercially reasonable efforts to maintain its status as a reporting issuer or equivalent not in default, and not be in default in any material respect of the applicable requirements of, the applicable securities laws of each of the provinces of Canada and the federal securities laws of the United States;

(9)	if at any time no Registration Statement is effective, the Corporation will give notice to the Warrant Agent forthwith and will give notice, in accordance with the provisions set out in Section 2.14, as soon as reasonably practicable, but in any event within 5 Business

Days, after learning that no Registration Statement is effective. Such notice must be sent by fax, if possible, to any securities depositary that is a registered holder;

(10)	it will use its commercially reasonable efforts to maintain the Registration Statement continuously effective under the U.S. Securities Act;

(11)	if, in the opinion of outside counsel, any instrument is required to be filed with, or any permission, order or ruling is required to be obtained from any securities administrator, regulatory agency or governmental authority in Canada or the United States or any other step is required under any federal or provincial law of Canada or any federal or state law of the United States before the Common Shares issuable upon exercise of Warrants may be issued or delivered to a Warrantholder, the Corporation will use its reasonable efforts to file such instrument, obtain such permission, order or ruling or take all such other actions, at its expense, as are required; and

(12)	it shall notify promptly (but no later than five (5) Business Days) in writing the Warrant Agent and the Agents of any breach by the Corporation of its obligations hereunder.
4.02	Warrant Agent’s Remuneration and Expenses

The Corporation will pay to the Warrant Agent from time to time such reasonable remuneration for its services hereunder as may be agreed upon between the Corporation and the Warrant Agent and will pay or reimburse the Warrant Agent upon its request for all reasonable expenses, disbursements and advances properly incurred or made by the Warrant Agent in the administration or execution of the duties and obligations hereby created (including the reasonable compensation and the disbursements of its counsel and all other advisors and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties and obligations of the Warrant Agent under the provisions hereof shall be finally and fully performed, except any such expense, disbursement or advance as may arise from the negligence or wilful misconduct of the Warrant Agent, its servants or agents or its counsel or other advisors or assistants aforesaid. Any amount due under this section and unpaid 30 days after request for such payment shall bear interest from the expiration of such 30 days at rates as determined for the Warrant Agent’s corporate client account at Toronto, Ontario from time to time.

4.03	Notice to Warrantholders of Certain Events

The Corporation covenants with the Warrant Agent for the benefit of the Warrant Agent and the Warrantholders that, so long as any of the Warrants are outstanding, it will not:
(1)	pay any dividend payable in shares of any class to the holders of its Common Shares or make any other distribution (other than a cash distribution made as a dividend out of out of funds legally available for the payment of dividends) to the holders of its Common Shares;

(2)	offer to the holders of its Common Shares rights to subscribe for or to purchase any Common Shares or shares of any class or any other securities, rights, warrants or options;

(3)	make any repayment of capital on, or distribution of evidences of indebtedness or any of its assets (excluding cash dividends) to the holders of, its Common Shares;

(4)	consolidate or merge with any other Person or sell or lease all or substantially all of its assets;

(5)	effect any subdivision, consolidation or reclassification of its Common Shares; or

(6)	liquidate, dissolve or wind-up;
unless, in each such case, the Corporation shall have given notice, in the manner specified in section 2.13, to each Warrantholder, of the action proposed to be taken and the date on which (a) the books of the Corporation shall close or a record shall be taken for such dividend, repayment, distribution, subscription rights or other rights, warrants or securities, or (b) such subdivision, consolidation, reclassification, merger, sale or lease, dissolution, liquidation or winding-up shall take place, as the case may be, provided that the Corporation shall only be required to specify in the notice those particulars of the action as shall have been fixed and determined at the date on which the notice is given. The notice shall also specify the date as of which the holders of Common Shares of record shall participate in the dividend, repayment, distribution, subscription of rights or other rights, warrants or securities, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reclassification, merger, sale or lease, other disposition, dissolution, liquidation or winding-up, as the case may be. The notice shall be given, with respect to the actions described in subsections (i), (ii), (iii), (iv), (v) and (vi) above not less than 10 days prior to the record date or the date on which the Corporation’s transfer books are to be closed with respect thereto.
4.04	Closure of Common Share Transfer Books

The Corporation further covenants and agrees that it will not during the period of any notice given under section 4.03 close its share transfer books or take any other corporate action which might deprive the Warrantholders of the opportunity of exercising their Warrants; provided that nothing contained in this section 4.04 shall be deemed to affect the right of the Corporation to do or take part in any of the things referred to in section 4.03 or to pay cash dividends on the shares of any class or classes in its capital from time to time outstanding.

4.05	Enforcement by Warrant Agent

If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Warrant Agent may notify the holders of such failure on the part of the Corporation or may itself perform any of said covenants capable of being performed by it, but shall be under no obligation to do so or to notify the holders. All sums expended or advanced by the Warrant Agent in so doing shall be repayable as provided in section 4.02. No such performance, expenditure or advance by the Warrant Agent shall be deemed to relieve the Corporation of any default hereunder or its continuing obligations hereunder.

ARTICLE FIVE — MEETINGS OF WARRANTHOLDERS
5.01	Right to Convene Meeting

The Warrant Agent may at any time and from time to time, and shall on receipt of a written request of the Corporation or of a Warrantholders’ Request, convene a meeting of the Warrantholders provided that the Warrant Agent is indemnified and funded to its reasonable satisfaction by the Corporation or by the Warrantholders signing such Warrantholders’ Request against the costs which may be incurred in connection with the calling and holding of such meeting. If the Warrant Agent fails to convene a meeting within seven (7) Business Days after the receipt of a written request of the Corporation or Warrantholders’ Request and indemnity given as aforesaid, the Corporation or such Warrantholders, as the case may be, may convene such meeting. Any such meeting shall be held in such location as may be approved or determined by the Warrant Agent.

5.02	Notice

At least twenty-one (21) days’ prior notice of any meeting of Warrantholders shall be given to the Warrantholders in the manner provided for in section 2.13 and a copy of such notice shall be delivered to the Warrant Agent unless the meeting has been called by it, and to the Corporation unless the meeting has been called by it. Such notice shall state the time and place of the meeting, the general nature of the business to be transacted and shall contain such information as is reasonably necessary to enable the Warrantholders to make a reasoned decision on the matter, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article Five. The notice convening any such meeting may be signed by an appropriate officer of the Warrant Agent or of the Corporation or the Person designated by such Warrantholders, as the case may be.

5.03	Chairman

The Warrant Agent may nominate in writing an individual to be Chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within fifteen (15) minutes after the time fixed for the holding of the meeting, the Warrantholders present in Person or by proxy shall appoint an individual present to be Chairman.

5.04	Quorum

Subject to the provisions of section 5.11, at any meeting of the Warrantholders a quorum shall consist of Warrantholders present in person or represented by proxy holding at least 10% of the aggregate number of then outstanding Warrants provided that at least two (2) Persons entitled to vote thereat are personally present or represented by proxy. If a quorum of the Warrantholders shall not be present within thirty (30) minutes from the time fixed for holding any meeting, the meeting, if summoned by the Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day) at the same time and place and no notice of the adjournment need be given. Any business may be brought before or dealt with at an adjourned meeting which might have been dealt with at the original meeting in accordance with the notice calling the same. No business shall be transacted at any meeting of Warrantholders unless a quorum is present at the commencement of the meeting. At the adjourned meeting the Warrantholders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened, notwithstanding that they may not hold at least 10% of the aggregate number of the then outstanding Warrants.

5.05	Power to Adjourn

The Chairman of any meeting at which a quorum of the Warrantholders is present may, with the consent of the meeting, adjourn any such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

5.06	Show of Hands

Subject to section 5.07, every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on an Extraordinary Resolution shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the Chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

5.07	Poll and Voting

On every Extraordinary Resolution, and when demanded by the Chairman or by one or more of the Warrantholders acting in Person or by proxy on any other question submitted to a meeting and after a vote by show of hands, a poll shall be taken in such manner as the Chairman shall direct. Questions other than those required to be determined by Extraordinary Resolution shall be decided by a majority of the votes cast on the poll. On a show of hands, every Person who is present and entitled to vote, whether as a Warrantholder or as proxy for one or more absent Warrantholders, or both, shall have one vote. On a poll, each Warrantholder present in Person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each whole Common Share which he is entitled to acquire upon the exercise of the Warrants then held by him. A proxy need not be a Warrantholder. The Chairman of any meeting shall be entitled, both on a show of hands and on a poll, to vote in respect of the Warrants, if any, held or represented by him but shall not be entitled to a casting vote in the case of an equality of votes.

5.08	Regulations

Subject to the provisions of this Indenture, the Warrant Agent, or the Corporation with the approval of the Warrant Agent, may from time to time make and from time to time vary such regulations as it shall consider necessary for:
(a)	the deposit of instruments appointing proxies at such place and time as the Warrant Agent, the Corporation or the Warrantholders convening the meeting, as the case may be, may in the notice convening the meeting direct;

(b)	the deposit of instruments appointing proxies at some approved place other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or delivered before the meeting to the Corporation or to the Warrant Agent at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting;

(c)	the form of the instrument of proxy and the manner in which such form of proxy must be executed; and

(d)	generally for the calling of meetings of Warrantholders and the conduct of business thereat.

Any regulations so made shall be binding and effective on Warrantholders and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only Persons who shall be recognized at any meeting as a Warrantholder, or be entitled to vote or be present at the meeting in respect thereof (subject to section 5.09), shall be Warrantholders or their duly appointed proxies.

5.09	Corporation, Warrant Agent and Counsel may be Represented

The Corporation and the Warrant Agent, by their respective employees, directors and officers, and the counsel for each of the Corporation, the Warrantholders and the Warrant Agent may attend any meeting of the Warrantholders and speak thereto but shall have no vote as such.

5.10	Powers Exercisable by Extraordinary Resolution

In addition to all other powers conferred upon them by any other provisions of this Indenture or by law, the Warrantholders shall have the power, exercisable from time to time by Extraordinary Resolution:
(a)	to agree with the Corporation to any modification, alteration, compromise or arrangement of the rights of Warrantholders and/or the Warrant Agent (subject to consent of the Warrant Agent) in its capacity as warrant agent hereunder or on behalf of the Warrantholders against the Corporation, whether such rights arise under this Indenture or the Warrants or otherwise;

(b)	to amend or repeal any Extraordinary Resolution previously passed or sanctioned by the Warrantholders;

(c)	upon the Warrant Agent being furnished with an indemnity as it may in its discretion determine, to direct or authorize the Warrant Agent to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(d)	to waive and direct the Warrant Agent to waive any default on the part of the Corporation in complying with any provisions of this Indenture or the Warrants either unconditionally or upon any conditions specified in such Extraordinary Resolution;

(e)	to restrain any Warrantholder from taking or instituting any suit, action or proceeding against the Corporation for the enforcement of any of the covenants on the part of the Corporation contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders;

(f)	to direct any Warrantholder who, as such, has brought any suit, action or proceeding to stay or discontinue or otherwise deal with any such suit, action or proceeding, upon payment of the costs, charges and expenses reasonably and properly incurred by such Warrantholder in connection therewith;

(g)	to direct or authorize the Warrant Agent subject to receipt of adequate funding and indemnity to enforce any of the covenants on the part of the Corporation contained in this Indenture or the Warrants or to enforce any of the rights of the Warrantholders in any manner specified in such Extraordinary Resolution or to refrain from enforcing any such covenant or right;

(h)	to agree with the Corporation to any change in or omission from the provisions contained in the Warrants and this Indenture or any ancillary or supplemental instrument which may be agreed to by the Corporation, and to authorize the Warrant Agent to concur in and execute any ancillary or supplemental agreement embodying the change or omission;

(i)	to remove the Warrant Agent or its successor in office and to appoint a new warrant agent or warrant agents to take the place of the Warrant Agent so removed; and

(j)	to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with the holders of any shares or other securities of the Corporation.
5.11	Meaning of Extraordinary Resolution
(a)	The expression “Extraordinary Resolution” when used in this Indenture means, subject as hereinafter in this section 5.11 and in section 5.14 provided, a resolution proposed at a meeting of Warrantholders duly convened for that purpose and held in accordance with the provisions of this Article Five, at which there are present in Person or by proxy Warrantholders holding at least 10% of the aggregate number of the then outstanding Units and passed by the affirmative votes of Warrantholders holding not less than 66-2/3% of the aggregate number of the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution.

(b)	If, at any meeting called for the purpose of passing an Extraordinary Resolution, Warrantholders holding at least 10% of the aggregate number of the then outstanding Warrants are not present in Person or by proxy within thirty (30) minutes after the time appointed for the meeting, then the meeting, if convened by Warrantholders or on a Warrantholders’ Request, shall be dissolved; but in any other case it shall stand adjourned to such day, being not less than fifteen (15) or more than sixty (60) days later, and to such place and time as may be appointed by the Chairman. Not less than ten (10) days’ prior notice shall be given of the time and place of such adjourned meeting in the manner provided in section 2.13. Such notice shall state that at the adjourned meeting the Warrantholders present in Person or represented by proxy shall form a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting the Warrantholders present in Person or represented by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in subsection 5.11(a) shall be an Extraordinary Resolution within the meaning of this Indenture notwithstanding that Warrantholders holding at least 25% of the then outstanding Warrants are not present in Person or represented by proxy at such adjourned meeting.

(c)	Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.
5.12	Powers Cumulative

It is hereby declared and agreed that any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Warrantholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Warrantholders to exercise such powers or combination of powers then or thereafter from time to time.

5.13	Minutes

Minutes of all resolutions and proceedings at every meeting of Warrantholders shall be made and duly entered in books to be from time to time provided for that purpose by the Warrant Agent at the reasonable expense of the Corporation, and any such minutes as aforesaid, if signed by the Chairman of the meeting at which such resolutions were passed or proceedings had, or by the Chairman of the next succeeding meeting of the Warrantholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made shall be deemed to have been duly convened and held, and all resolutions passed thereat or proceedings taken shall be deemed to have been duly passed and taken.

5.14	Instruments in Writing

All actions which may be taken and all powers that may be exercised by the Warrantholders at a meeting held as provided in this Article Five may also be taken and exercised by Warrantholders holding at least 66-2/3% of the aggregate number of the then outstanding Warrants issuable upon the exercise of all the then outstanding Warrants by an instrument in writing signed in one or more counterparts by such Warrantholders in Person or by attorney duly appointed in writing, and the expression “Extraordinary Resolution” when used in this Indenture shall include an instrument so signed.

5.15	Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article Five at a meeting of Warrantholders shall be binding upon all the Warrantholders, whether present at or absent from such meeting, and every instrument in writing signed by Warrantholders in accordance with section 5.14 shall be binding upon all the Warrantholders, whether signatories thereto or not, and each and every Warrantholder and the Warrant Agent (subject to the provisions for indemnity herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing. In the case of an instrument in writing the Warrant Agent shall give notice in the manner contemplated in sections 2.13 and 2.14 of the effect of the instrument in writing to all Warrantholders and the Corporation as soon as is reasonably practicable.
ARTICLE SIX — SUPPLEMENTAL INDENTURES AND SUCCESSOR COMPANIES
6.01	Provision for Supplemental Indentures for Certain Purposes

From time to time the Corporation (when authorized by the Directors) and the Warrant Agent may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers or directors, as the case may be, indentures or instruments supplemental hereto, which thereafter shall form part hereof, for any one or more or all of the following purposes:
(a)	providing for the issuance of additional Warrants hereunder and any consequential amendments hereto as may be required by the Warrant Agent, relying on the advice of Counsel;

(b)	setting forth any adjustments resulting from the application of the provisions of Article Three;

(c)	adding hereto such additional covenants and enforcement provisions as in the opinion of Counsel are necessary or advisable, and are not in the opinion of the Warrant Agent relying on Counsel prejudicial to the interest of any of the Warrantholders;

(d)	giving effect to any Extraordinary Resolution passed as provided in Article Five;

(e)	making any modification in the form of Warrant Certificate which, in the opinion of the Warrant Agent, does not affect the substance thereof;

(f)	making any additions to, deletions from or alterations of the provisions of this Indenture which, in the opinion of the Warrant Agent relying on Counsel, do not in any way prejudice or adversely affect the rights or interests of any of the Warrantholders and are necessary or advisable in order to incorporate, reflect or comply with any Applicable Legislation; and

(g)	for any other purpose not inconsistent with the terms of this Indenture, including the correction or rectification of any ambiguities, defective provisions, errors or omissions herein, provided that in the opinion of the Warrant Agent the rights of the Warrant Agent or of any of the Warrantholders are in no way prejudiced thereby.
Notwithstanding anything to the contrary in this Indenture, no supplement or amendment to the terms of the Warrants or to this Indenture may be made without the consent of the TSX-V for so long as the Warrants or the Common Shares are listed on the TSX-V.

6.02	Correction of Manifest Errors

The Corporation and the Warrant Agent may correct typographical and clerical errors in this Indenture provided that such correction shall in the opinion of the Warrant Agent in no way prejudice the rights of the Warrant Agent or any of the Warrantholders hereunder, and the Corporation and the Warrant Agent may execute and deliver all such documents as may be necessary to correct such errors.

6.03	Amending Adjustment Provisions

The Corporation and the Warrant Agent may modify the adjustments resulting from the application of the provisions of Article Three if a modification is required as a result of any approval or requirement of any securities regulatory authorities including the TSX-V (or any other exchange on which the Common Shares are listed and posted for trading, or quoted, as the case may be) and the Corporation and the Warrant Agent may execute and deliver such documents as may be necessary to effect the modification.

6.04	Successor Companies

In the case of the consolidation, merger or transfer of the assets of the Corporation as an entirety or substantially as an entirety to another corporation (“successor corporation”), the successor corporation resulting from the consolidation, merger or transfer (if not the Corporation) will be bound by the provisions hereof and for the due and punctual performance and observance of each and every covenant and obligation contained in this Indenture to be performed by the Corporation and, if requested by the Warrant Agent, will by supplemental indenture satisfactory in form to the Warrant Agent and executed and delivered to the Warrant Agent, expressly assume those obligations.

ARTICLE SEVEN — ENFORCEMENT
7.01	Suits by Warrantholders

All or any of the rights conferred on any holder by the terms of the Warrants or of this Indenture may be enforced by such holder by appropriate legal proceedings but without prejudice to the right which is hereby conferred on the Warrant Agent to proceed in its own name to enforce each and every provision herein contained for the benefit of the holders.

7.02	Warrant Agent May Institute Proceedings

The Warrant Agent shall have the power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect its interests an the interests of the Warrantholders.

7.03	Immunity of Shareholders, etc

Subject to applicable law, the Warrant Agent and, by acceptance of the Warrant Certificate and as part of the consideration for the issue of the Warrants, the Warrantholders hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any Person in its capacity as an incorporator or any past, present or future shareholder, director, officer, employee or agent of the Corporation for the creation and issue of the Common Shares pursuant to any Warrant or any covenant, agreement, representation or warranty by the Corporation herein or in the Warrant Certificates contained.

7.04	Limitation of Liability

The obligations hereunder are not Personally binding on, nor shall resort hereunder be had to, the private property of, any past, present or future director, shareholder, officer, employee or agent of the Corporation, but only the property of the Corporation shall be bound in respect hereof.
ARTICLE EIGHT — CONCERNING THE WARRANT AGENT
8.01	Rights and Duties of Warrant Agent
(1)	In the exercise of the rights, duties and obligations prescribed or conferred by the terms of this Indenture, the Warrant Agent will act honestly and in good faith with a view to the best interests of the Warrantholders and will exercise that degree of care, diligence and skill that a reasonably prudent Warrant Agent would exercise in comparable circumstances.

(2)	No provision of this Indenture will be construed to relieve the Warrant Agent from liability for its own negligent act, negligent failure to act, wilful misconduct or bad faith.

(3)	The obligation of the Warrant Agent to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Warrant Agent or the Warrantholders hereunder shall be conditional upon the Warrantholders furnishing, when required by notice in writing by the Warrant Agent, sufficient funds to commence or continue such act, action or proceeding and an indemnity reasonably satisfactory to the Warrant Agent to protect and hold harmless the Warrant Agent against the costs, charges and expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof.

(4)	No provision of this Indenture shall require the Warrant Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless funded and indemnified as aforesaid.

(5)	The Warrant Agent may, before commencing or at any time during the continuance of any such act, action or proceeding require the Warrantholders at whose instance it is acting to deposit with the Warrant Agent the Warrant Certificates held by them, for which Warrant Certificates the Warrant Agent shall issue receipts.
8.02	Evidence, Experts and Advisors
(1)	In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation will furnish to the Warrant Agent such additional evidence of compliance with any provision hereof, and in such form, as is prescribed by Applicable Legislation or as the Warrant Agent reasonably requires by written notice to the Corporation.

(2)	In the exercise of any right or duty hereunder the Warrant Agent, if it is acting in good faith, may act and rely, as to the truth of any statement or the accuracy of any opinion expressed therein, on any affidavit, statutory declaration, opinion, report, certificate or other evidence furnished to the Warrant Agent pursuant to a provision hereof or of Applicable Legislation or pursuant to a request of the Warrant Agent, if the evidence complies with Applicable Legislation and the Warrant Agent examines the evidence and determines that it complies with the applicable requirements of this Indenture.

(3)	Whenever Applicable Legislation requires that evidence referred to in subsection 8.02(a) be in the form of a statutory declaration, the Warrant Agent may accept the statutory declaration in lieu of a certificate of the Corporation required by any provision hereof.

(4)	Any statutory declaration may be made by one or more of the chairman, president or secretary of the Corporation.

(5)	Proof of the execution of an instrument in writing, including a Warrantholders’ request, by a Warrantholder may be made by the certificate of a notary public, or other officer with similar powers, that the Person signing the instrument acknowledged to him the execution thereof, or by an affidavit of a witness to the execution, or in any other manner that the Warrant Agent considers adequate.

(6)	The Warrant Agent may employ or retain such counsel as it reasonably requires for the purpose of determining and discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them, without taxation of costs of any counsel, and will not be responsible for any misconduct or negligence on the part of any of them who has been selected with due care by the Warrant Agent. Any remuneration so paid by the Warrant Agent shall be repaid to the Warrant Agent in accordance with the provisions of Article Seven.

(7)	The Warrant Agent may act and rely and shall be protected in acting and relying upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, cablegram or other paper document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

(8)	The Warrant Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant,

appraiser, engineer or other expert or advisor, whether retained or employed by the Corporation or by the Warrant Agent, in relation to any matter arising in the administration of its duties and obligations hereof.
8.03	Documents, Moneys, etc. Held by Warrant Agent
(1)	Any security, document of title or other instrument that may at any time be held by the Warrant Agent subject to the duties and obligations hereof may be placed in the deposit vaults of the Warrant Agent or of any Schedule “1” Canadian chartered bank or deposited for safekeeping with the bank.

(2)	Unless herein otherwise expressly provided, any money so held pending the application or withdrawal thereof under any provision of this Indenture may be deposited in the name of the Warrant Agent in any Schedule ”1” Canadian chartered bank at the rate of interest (if any) then current on similar deposits.

The Warrant Agent may retain any cash balance held in connection with this Indenture and may, but need not, hold the same in its deposit department or the deposit department of one of its Affiliates (as defined below); but the Warrant Agent and its Affiliates shall not be liable to account for any profit to the Corporation or any other Person or entity other than at a rate, if any, established from time to time by the Warrant Agent or its Affiliates.

For the purpose of this Section, “Affiliates” means affiliated companies within the meaning of the Canada Business Corporations Act (“CBCA”).

(3)	Unless the Corporation is in default hereunder, all interest or other income received by the Warrant Agent in respect of deposits and investments will belong to the Corporation.
8.04	Action by Warrant Agent to Protect Interests

The Warrant Agent shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve or protect its interests and the interests of the Warrantholders.

8.05	Warrant Agent not Required to Give Security

The Warrant Agent shall not be required to give any bond or security in respect of the execution of the duties and obligations of this Indenture or otherwise in respect of the premises.

8.06	Protection of Warrant Agent

By way of supplement to the provisions of any law for the time being relating to the Warrant Agent:
(a)	the Warrant Agent shall not be liable for or by reason of any statements of fact or recitals in this Indenture (except the representation contained in section 8.08 and by virtue of the countersignature of the Warrant Agent on the Warrant Certificates) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation;

(b)	the Warrant Agent shall not be bound to give notice to any Person or Persons of the execution hereof;

(c)	the Warrant Agent shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any obligation herein contained or of any acts of the Directors, officers, employees or agents of the Corporation; and

(d)	the Warrant Agent shall not be bound to give any notice or to do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall have been required so to do under the terms hereof nor shall the Warrant Agent be required to take notice of any default of the Corporation hereunder unless and until notified in writing of the default (which notice must specify the nature of the default) and, in the absence of that notice, the Warrant Agent may for all purposes hereunder conclusively assume that no default by the Corporation hereunder has occurred. The giving of or failure to give any notice shall in no way limit the discretion of the Warrant Agent hereunder as to whether any action is required to be taken in respect of any default hereunder.
8.07	Replacement of Warrant Agent
(1)	The Warrant Agent may resign its duties and obligations and be discharged from all further duties and liabilities hereunder, except as provided in this subsection, by giving to the Corporation and the Warrantholders not less than thirty (30) days’ notice in writing or, if a new Warrant Agent has been appointed, such shorter notice as the Corporation accepts as sufficient.

(2)	If the Warrant Agent so resigns or is dissolved, becomes bankrupt, goes into liquidation or otherwise becomes incapable of acting hereunder, the Corporation will forthwith appoint a new Warrant Agent unless a new Warrant Agent has already been appointed by the Warrantholders.

(3)	Failing appointment by the Corporation, the retiring Warrant Agent at the expense of the Corporation or any Warrantholder may apply to a court of competent jurisdiction in the Province of Ontario (the “Court”) on such notice as the Court directs, for the appointment of a new Warrant Agent.

(4)	Any new Warrant Agent so appointed by the Corporation or by the Court will be subject to removal as aforesaid by the Warrantholders.

(5)	Any new Warrant Agent appointed under any provision of this section must be a corporation authorized to carry on the business of a trust company in the Province of Ontario and, if required by the Applicable Legislation, in any other province.

(6)	On any appointment the new Warrant Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Warrant Agent without any further assurance, conveyance, act or deed, but there will be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as, in the opinion of Counsel, are necessary or advisable for the purpose of assuring the powers, rights, duties and responsibilities of the new Warrant Agent, provided that, any resignation or removal of the Warrant Agent and the appointment of a successor trustee shall have executed an appropriate instrument accepting such appointment and, at the request of the Corporation, the Warrant Agent, upon payment of its outstanding remuneration and expenses, shall execute and deliver to the successor trustee an appropriate instrument transferring to such successor trustee all rights and powers of the Warrant Agent hereunder.

(7)	On the appointment of a new Warrant Agent, the Corporation will promptly give notice thereof to the Warrantholders.

(8)	A corporation into or with which the Warrant Agent is merged or consolidated or amalgamated, or a corporation succeeding to the trust business of the Warrant Agent, will be the successor to the Warrant Agent hereunder without any further act on its part or on the part of any party hereto if the corporation would be eligible for appointment as a new Warrant Agent under subsection (6).

(9)	A Warrant Certificate certified but not delivered by a predecessor Warrant Agent may be delivered by the new or successor Warrant Agent in the name of the predecessor Warrant Agent or successor Warrant Agent.
8.08	Conflict of Interest
(1)	The Warrant Agent represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists between its role as Warrant Agent under this Indenture and its role in any other capacity and if a material conflict of interest arises hereafter it will, within 30 days after ascertaining that it has a material conflict of interest, either eliminate the conflict of interest or resign its duties and obligations hereunder in favour of a successor or trustee approved by the Corporation. If any such material conflict of interest exists or hereafter shall exist, the validity and enforceability of this Indenture and the Warrants shall not be affected in any manner whatsoever.

(2)	Subject to subsection (1), the Warrant Agent in its Personal or any other capacity may buy, lend on and deal in securities of the Corporation and generally may contract and enter into financial transactions with the Corporation without being liable to account for any profit made thereby.
8.09	Acceptance of Duties and Obligations

The Warrant Agent hereby accepts the duties and obligations in this Indenture declared and provided for and agrees to perform them on the terms and conditions herein set forth. The Warrant Agent accepts the duties and responsibilities under this Indenture declared and provide for and agrees to perform them on the terms and conditions herein set forth, solely as a custodian, bailee and agent. No trust is intended to be, or is or will be, created hereby and the Warrant Agent shall owe no duties hereunder as a trustee.

8.10	Indemnity

The Corporation hereby indemnifies and saves harmless the Warrant Agent and its officers, directors, employees and agents from and against any and all liabilities, losses, costs, claims, actions or demands whatsoever brought against the Warrant Agent which it may suffer or incur as a result of or arising out of the performance of its duties and obligations under this Indenture, including any and all legal fees and disbursements of whatever kind or nature, save only in the event of the negligence, wilful misconduct or bad faith of the Warrant Agent. It is understood and agreed that this indemnification shall survive the termination or discharge of this Indenture or the resignation of the Warrant Agent.

8.11	Warrant Agent not Required to Give Security

The Warrant Agent will not be required to give any bond or security in respect of the execution of the trusts and powers on this Indenture or otherwise in respect of the premises.

8.12	Warrant Agent not Appointed Receiver

The Warrant Agent and any Person related to the Warrant Agent will not be appointed a receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.
ARTICLE NINE — GENERAL
9.01	Satisfaction and Discharge of Indenture

On the earlier of
(i)	the date by which there has been delivered to the Warrant Agent for exercise or destruction all Warrant Certificates theretofore certified hereunder, or

(ii)	the 61st day following the latest Warrant Expiry Date,
and if all Common Shares required to be issued in compliance with the provisions hereof have been issued and delivered hereunder, this Indenture will cease to be of further effect and the Warrant Agent, on demand of and at the cost and expense of the Corporation and on delivery to the Warrant Agent of a certificate of the Corporation stating that all conditions precedent to the satisfaction and discharge of this Indenture have been complied with and on payment to the Warrant Agent of the fees and other remuneration payable to the Warrant Agent, will execute proper instruments acknowledging satisfaction of and discharging this Indenture.

9.02	Sole Benefit of Parties and Warrantholders

Nothing in this Indenture expressed or implied, will give or be construed to give to any Person other than the parties hereto and the Warrantholders, as the case may be, any legal or equitable right, remedy or claim under this Indenture, or under any covenant or provision herein contained, all covenants and provisions being for the sole benefit of the parties hereto and the Warrantholders.

9.03	Discretion of Directors

Any matter provided herein to be determined by the Directors will be determined by the Directors in their sole discretion, and a determination so made will be conclusive.

9.04	Counterparts and Formal Date

This Indenture may be executed in several counterparts, each of which when so executed will be deemed to be an original, and the counterparts together will constitute one and the same instrument and notwithstanding the date of their execution will be deemed to be dated as of ●, 2009.

9.05	Governing Law

This Indenture shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

9.06	Enurement

This Indenture shall enure to the benefit of and be binding upon the Corporation and the Warrant Agent and their respective successors and permitted assigns. No party to this Indenture may assign or delegate all or any portion of its rights, obligations or liabilities under this Indenture without the prior written consent of the other party to this Indenture.
9.07	Currency

Unless otherwise indicated, all dollar amounts referred to in this Indenture are in lawful money of Canada.
IN WITNESS WHEREOF the parties hereto have executed these presents under their respective seals and the hands of their proper officers in that behalf.

VUZIX CORPORATION

By:

Authorized Signing Officer

COMPUTERSHARE TRUST COMPANY OF CANADA

By:

Authorized Signing Officer

By:

Authorized Signing Officer

SCHEDULE 1
FORM OF WARRANT CERTIFICATE
[The following legends shall be include on Warrant Certificates representing up to ● Compensation Unit Warrants, if and only if such Compensation Unit Warrants are issued within 4 months of the Closing Date]: “UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●, 2010.” .[NTD: Date that is four months and one day from Closing Date to be inserted.]
“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO THE BENEFIT OF A CANADIAN RESIDENT BEFORE ●, 2010.” [NTD: Date that is four months and one day from Closing Date to be inserted.]
WARRANT CERTIFICATE
VUZIX CORPORATION

No. 2009-●	<*> WARRANTS entitling the holder to acquire, subject to adjustment, one Common Share of Vuzix Corporation for each Warrant represented hereby, subject to adjustment in certain events
THIS CERTIFICATE IS TO CERTIFY that for value received                      (herein referred to as the “Holder” or the “Warrantholder”), is the registered holder of the number of Warrants of Vuzix Corporation (the “Corporation”) stated above and is entitled to acquire for each Warrant represented hereby, subject to adjustment one fully paid and non-assessable share of common stock in the capital of the Corporation (a “Common Share”) at an exercise price of CDN$● per Common Share, all in the manner and subject to the restrictions and adjustments set forth in the Warrant Indenture (as hereinafter defined), at any time prior to 5:00 pm (Toronto time) on ●, 2010 (such time being hereinafter referred to as the “Warrant Expiry Time”’).
The Warrants represented by this Certificate are issued or issuable in fully registrable form only under the provisions of an indenture (which indenture together with all other instruments ancillary thereto is referred to herein as the “Warrant Indenture”) dated as of ●, 2009 between the Corporation and Computershare Trust Company of Canada (the “Warrant Agent”). Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Warrant Indenture. Reference is hereby made to the Warrant Indenture for a full description of the rights of the Holders of the Warrants, the Corporation and the Warrant Agent in respect thereof, and the terms and conditions upon which the Warrants evidenced hereby are issued and held, all to the same effect as if the provisions of the Warrant Indenture were herein set forth. By acceptance of this Certificate, the holder assents to all provisions of the Warrant Indenture. To the extent that the terms and conditions set forth in this Certificate conflict with the terms and conditions of the Warrant Indenture, the Warrant Indenture shall prevail. The Corporation will furnish to the holder of this Certificate, upon request and without charge, a copy of the Warrant Indenture.
Upon exercise, the Warrants so exercised will be void and of no value or effect.

The right to acquire Common Shares may only be exercised by the Holder within the time set forth above by:
(1)	duly completing and executing the Exercise Form appearing below; and

(2)	surrendering this Certificate, together with cash or a certificate cheque, bank draft or money order in lawful money of Canada payable to or to the order of the Corporation at par in Toronto, Ontario in an amount equal to the aggregate Exercise Price of the Common Shares to be purchased hereunder, to the Warrant Agent at the principal transfer offices of the Warrant Agent in the city of Toronto, Ontario.
If any Common Shares issuable upon the exercise of Warrants require the maintenance of a current Registration Statement, with respect to such Shares under the Securities Act of 1933 ,as amended (the “U.S. Securities Act”), in no event shall such Common Shares be issued unless the Common Shares are registered under the U.S. Securities Act pursuant to an effective Registration Statement and the Corporation causes to be delivered to the holder a U.S. Prospectus; provided, however that, if the Registration Statement ceases to be effective, prior to the Expiry Time and for so long as the Registration Statement is not effective, subject to applicable law, a holder of any Warrant may, at its option: (i) exercise such Warrants, if the holder is not a U.S. Purchaser and the holder delivers a duly completed and executed Warrant Exercise Certification (in the form set forth below) certifying that the holder: (A)(1) is not in the United States; (2) is not a U.S. Person and is not exercising the Warrants for, or on behalf or benefit of, a U.S. Person or person in the United States; (3) did not execute or deliver the Warrant Exercise Form in the United States; (4) agrees not to engage in hedging transactions with regard to the Securities prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S; (5) acknowledges that the Common Shares issuable upon exercise of the Warrants are “restricted securities” as defined in Rule 144 of the U.S. Securities Act and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Common Shares will bear a restrictive legend; and (6) acknowledges that the Corporation shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act; and (B) neither the Corporation nor the holder has engaged in any “directed selling efforts” (as defined in Regulation S) in the United States; or (ii) exercise such Warrants in a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state laws and regulations and the holder has (a) delivered a duly completed and executed Warrant Exercise Certification certifying that the holder is exercising the Warrants pursuant to such exemptions and (b) furnished to the Corporation, prior to such exercise, an opinion of counsel of recognized standing in form and substance satisfactory to the Corporation to such effect. If no Registration Statement is effective at any time when any Warrant is exercised, the holder shall deliver a completed Warrant Exercise Certification to the Warrant Agent and the Corporation.
Except where otherwise expressly provided, the Warrants represented by this Certificate shall be deemed to be surrendered only upon personal delivery hereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Warrant Agent at the office referred to above.
Upon surrender of these Warrants, the Person or Persons in whose name or names the Common Shares issuable upon exercise of the Warrants are to be issued shall be deemed for all purposes (except as provided in the Warrant Indenture) to be the holder or holders of record of such Common Shares and the Corporation has covenanted that it will (subject to the provisions of the Warrant Indenture) cause a certificate or certificates representing the Common Shares to be delivered or mailed to the Person or Persons at the address or addresses specified in the Exercise Form within three Business Days.
In the event of any subdivision or consolidation of the Common Shares or any reclassification, capital reorganization, amalgamation or merger of the Corporation, the holders of Warrants shall, upon exercise of the Warrants following the occurrence of any of those events, be entitled to receive the same number and kind of securities that they would have been entitled to receive had they exercised their Warrants immediately prior to the occurrence of those events, provided that no fractional securities will be issued. The Warrantholder should refer to the Warrant Indenture which provides for adjustments in certain other events.
The terms and conditions relating to the Warrants and this Certificate may be modified, changed or added to in accordance with the provisions of the Warrant Indenture. The Warrant Indenture contains provisions making binding upon all holders of Warrants outstanding thereunder resolutions passed at meetings of such holders held in accordance with such provisions and instruments in writing signed by the holders entitled to acquire a specified majority of the Common Shares which may be acquired pursuant to the exercise of all of the then outstanding Warrants.
The holding of the Warrants evidenced by this Certificate shall not constitute, or be construed as conferring upon, the Holder any right or interest whatsoever as a shareholder of the Corporation except such rights as may be provided in the Warrant Indenture or in this Certificate.
At any time prior to the Warrant Expiry Time, the Holder of this Certificate may, upon compliance with the reasonable requirements of the Warrant Agent and the requirements contained in the Warrant Indenture and upon surrender of this Certificate, exchange this Certificate for another certificate or certificates entitling the Holder thereof to receive, in the aggregate, the same number of Common Shares as are issuable under this Certificate.
The Warrants evidenced by this Certificate may only be transferred upon due execution and delivery to the Warrant Agent of a Transfer Form in the form attached hereto and in compliance with all the conditions prescribed in the Warrant Indenture and compliance with such other reasonable requirements as the Warrant Agent may prescribe.
The holder acknowledges its consent and expressly requests that the Warrant Certificate be drawn up in the English language only. Le détenteur a expressément exigé que le certificat de bon de souscription soit rédigé en langue anglaise seulement.
This Warrant Certificate shall not be valid for any purpose until it has been certified by or on behalf of the Warrant Agent under the Warrant Indenture.
This Certificate shall be governed by and construed in accordance with the laws of Ontario and the federal laws of Canada applicable therein.
Time shall be of the essence hereof.
IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed as of                     , 2009.

VUZIX CORPORATION
By:
Paul J. Travers
President and Chief Executive Officer

This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Indenture.

COMPUTERSHARE TRUST COMPANY OF CANADA
By:
Authorized Officer

EXERCISE FORM

TO:	Vuzix Corporation
c/o Computershare Trust Company of Canada
100 University Avenue, 8th Floor
Toronto, Ontario
M5J 2Y1

	Attention:	Manager, Corporate Trust
	Fax:	416-361-0470
The undersigned Holder of the Warrants evidenced by the within Certificate hereby irrevocably subscribes for, and exercises his right to be issued, the number of Common Shares set forth below, such Common Shares being issuable upon exercise of such Warrants pursuant to the terms specified in the said Warrants and the Warrant Indenture.
The undersigned hereby irrevocably directs that the Common Shares be issued and delivered as follows:

Number(s) of
Name(s) in full	Address(es) (include Postal Code)	Common Shares

TOTAL

(Please print full name in which certificate(s) are to be issued. If any of the Common Shares are to be issued to a Person or Persons other than the Warrantholder, the Warrantholder must pay to the Warrant Agent all requisite taxes or other government charges.)
Dated this                                          day of                                          ,                     .

Signature Guarantee (see instruction 2)	Signature of Registered Holder

Name of Registered Holder
☐	Please check box if certificates representing these Common Shares are to be delivered at the office of the Warrant Agent where this Warrant Certificate is surrendered, failing which the certificates will be mailed to the address(es) set forth above.

Instructions:
The Holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Warrant Agent at its principal transfer offices in Toronto, Ontario. Certificates for Common Shares will be delivered or mailed within three Business Days after the exercise of the Warrants.
If the Exercise Form indicates that Common Shares are to be issued to a Person or Persons other than the registered holder of the Certificate, the signature on this Exercise Form must be guaranteed by a Schedule 1 major chartered bank company or a member of an acceptable medallion guarantee program. The Guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature guarantees are not accepted from Treasury Branches or credit unions unless they are members of the Stamp Medallion Program. In the United States, signature guarantees must be done by members of the “Medallion Signature Guarantee Program” only.
If the Exercise Form is signed by an agent, executor, administrator, curator, guardian, attorney, officer of a corporation or any Person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Corporation.
If the Holder exercises its right to receive Common Shares prior to the date which is four months plus one day from the issuance date of the Warrants, the Common Shares may be subject to a hold period and may be issued with a legend reflecting such hold period.

TRANSFER FORM
Any transfer of Warrants will require compliance with applicable securities legislation. Transferors and transferees are urged to contact legal counsel before effecting any such transfer.
FOR VALUE RECEIVED, the undersigned hereby sells, transfers and assigns to                     ,                      Warrants represented by this Warrant Certificate and does hereby irrevocably appoint                      as its attorney with full power of substitution to transfer the said Warrants on the appropriate register of the Warrant Agent.
DATED this                      day of                    ,                     .

Signature Guarantee	Signature of Registered Holder

Name of Registered Holder
Instructions:
1.	Signature of the Warrantholder must be the signature of the registered holder appearing on the face of this Warrant Certificate.

2.	If this Transfer Form is signed by an agent, executor, administrator, curator, guardian, attorney, officer of a corporation or any Person acting in a fiduciary or representative capacity, the Certificate must be accompanied by evidence of authority to sign satisfactory to the Warrant Agent and the Corporation, acting reasonably.

3.	The signature on this Transfer Form must be guaranteed by a Schedule 1 major chartered bank/trust company or a member of an acceptable medallion guarantee program. The guarantor must affix a stamp bearing the actual words “Signature Guaranteed”. Signature guarantees are not accepted from Treasury Branches or credit unions unless they are members of the Stamp Medallion Program. In the United States, signature guarantees must be done by members of the “Medallion Signature Guarantee Program” only.

4.	Warrants shall only be transferable in accordance with applicable laws and the applicable provisions of the Warrant Indenture.
[NTD: Any applicable US restrictions to be added.]

SCHEDULE 2
WARRANT EXERCISE CERTIFICATION
(TO BE COMPLETED ONLY IF A REGISTRATION STATEMENT
IS NOT EFFECTIVE)

To:	VUZIX CORPORATION
And To:	COMPUTERSHARE TRUST COMPANY OF CANADA
The undersigned holder of the within Warrant Certificate, pursuant to the Warrant Indenture mentioned therein, hereby exercises certain Warrants (the “Exercised Warrants”) evidenced thereby and hereby subscribes for a number of Common Shares of VUZIX CORPORATION equal to such number of Common Shares or number or amount of other securities or property, or combination thereof, to which such exercise entitles him under the provisions of the Warrant Indenture at an aggregate price equal to the product of the Exercise Price and the number of Exercised Warrants, and on the terms specified in such Warrant Certificate and the Warrant Indenture, and in payment therefor, delivers herewith a bank draft, certified cheque or money order payable to VUZIX CORPORATION. Capitalized terms not defined herein shall have the definitions set forth in the Warrant Indenture.
The undersigned represents that it (A) has had access to such current public information concerning VUZIX CORPORATION as it considered necessary in connection with its investment decision and (B) understands that the securities issuable upon exercise hereof have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”).
The undersigned represents and warrants that it: [check one only]

☐	A.	is not a U.S. Purchaser and it (1) is not in the United States; (2) is not a U.S. Person and is not exercising the Warrants for, or on behalf or benefit of, a U.S. Person or person in the United States; (3) did not execute or deliver the Warrant Exercise Form in the United States; (4) agrees not to engage in hedging transactions with regard to the Securities prior to the expiration of the one-year distribution compliance period set forth in Rule 903(b)(3) of Regulation S; (5) acknowledges that the Common Shares issuable upon exercise of the Warrants are “restricted securities” as defined in Rule 144 of the U.S. Securities Act and upon the issuance thereof, and until such time as the same is no longer required under the applicable requirements of the U.S. Securities Act or applicable U.S. state laws and regulations, the certificates representing the Common Shares will bear a restrictive legend; and (6) acknowledges that the Corporation shall refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to registration under the U.S. Securities Act, or pursuant to an available exemption from registration under the U.S. Securities Act; and (B) it holder has not engaged in any “directed selling efforts” (as defined in Regulation S) in the United States.

☐	B.	the undersigned is delivering a written opinion of U.S. Counsel or a written confirmation from the Corporation to the effect that the Warrants and the Common Shares to be delivered upon exercise hereof have been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or are exempt from registration thereunder.

The undersigned holder understands that the certificate representing the Corporation’s Common Shares issued upon exercise of this Warrant will bear a legend restricting the transfer without registration under the U.S. Securities Act and applicable state securities laws substantially the form set forth in Section 3.01(3) of the Warrant Indenture.

Name:
Nome:

Please print or type name and address (including postal code)

Address:
Adresse:

Number of Warrants being Exercised:

DATED this                      day of                     .
Signature guaranteed by:

Name of registered holder (please print) –

Signature of or on behalf of registered holder

Office, Title or other Authorization (if holder not an individual)